EXHIBIT 32.1

                           Section 1350 Certification

         I, James Bright, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Cape Cod Aquaculture Corp. on Form 10-K for the fiscal year ended April 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Cape Cod Aquaculture Corp.

June 8, 2009                   By: /s/ James Bright
                                   ----------------
                                   James Bright, Principal Executive Officer and Principal Financial Officer

[A signed original of this written statement required by Section 906 has been provided to Cape Cod Aquaculture Corp. and will be retained by Cape Cod Aquaculture Corp. and furnished to the United States Securities and Exchange Commission or its staff upon request.]